Hims & Hers Health, Inc. Reports Record Fourth Quarter and Full Year 2022 Financial Results

Full year 2022 revenue of $526.9 million, up 94% year-over-year

Q4 2022 record revenue of $167.2 million, up 97% year-over-year

Q4 2022 net loss of $10.9 million and achieves Adjusted EBITDA profitability of $3.9 million

Eclipses one million subscribers at year end, up 88% year-over-year

Provides Q1 and full year 2023 guidance, with full year 2023 revenue in the range of $735 million to $755 million and Adjusted EBITDA in the range of $20 million to $30 million

Introduces 2025 targets of at least $1.2 billion in revenue and $100 million in Adjusted EBITDA

SAN FRANCISCO, February 27, 2023 – Hims & Hers Health, Inc. (“Hims & Hers” or the “Company”, NYSE: HIMS), the leading health and wellness platform, today reported financial results for the fourth quarter and full year ended December 31, 2022.

“2022 was a year of outstanding execution across the company, as we surpassed one million Subscribers on the platform and made significant strides in delivering on our mission to make the world feel great through the power of better health,” said Andrew Dudum, co-founder and CEO. “New technological advancements, acquisition of key talent, ongoing brand strength, and operational excellence fueled strong growth across the business. We entered 2023 with tremendous momentum and are poised to drive top-line growth and profitability as we focus on four strategic pillars: building a trusted brand, deploying leading technology, developing innovative products and services, and ensuring clinical excellence, which will enable us to continue to execute on our mission and extend our reach.”

“We are excited by the large market opportunity in front of us. It is clear that our operating model is fueling strong results and momentum. Notably, the transition to positive Adjusted EBITDA in the fourth quarter provides us with additional flexibility to continue building scale,” said Yemi Okupe, CFO. “With the strong foundation we have laid and our track record of operational excellence, we are well-positioned to deliver on the 2023 outlook and longer term goals we’re introducing today.”

Key Business Metrics
(In Thousands, Except for Monthly Online Revenue per Average Subscriber and AOV, Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	% Change	2022	2021	% Change

Subscribers (end of period)	1,040	554	88%	1,040	554	88%
Monthly Online Revenue per Average Subscriber	$55	$50	10%	$53	$51	4%

Subscriptions (end of period)	1,116	609	83%	1,116	609	83%
Net Orders	1,855	1,063	75%	6,122	3,504	75%
AOV	$87	$74	18%	$82	$74	11%

Revenue
(In Thousands, Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2022	2021	% Change	2022	2021	% Change

Online Revenue	$161,162	$78,312	106%	$502,507	$259,170	94%
Wholesale Revenue	6,041	6,387	(5)%	24,409	12,708	92%
Total revenue	$167,203	$84,699	97%	$526,916	$271,878	94%

Please see the discussion in “Revenue and Key Business Metrics” in Item 7 (Management’s Discussion & Analysis of Financial Condition and Results of Operations) of Part II of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for a discussion of recent and upcoming changes to our key business metrics.

Fourth Quarter 2022 Financial Highlights
•Revenue was $167.2 million for the fourth quarter of 2022 compared to $84.7 million for the fourth quarter of 2021, an increase of 97% year-over-year.
•Gross margin was 79% for the fourth quarter of 2022 compared to 73% for the fourth quarter of 2021.
•Net loss was $(10.9) million in the fourth quarter of 2022 compared to $(31.2) million for the fourth quarter of 2021.
•Adjusted EBITDA was $3.9 million for the fourth quarter of 2022 compared to $(7.1) million for the fourth quarter of 2021.

Full Year 2022 Financial Highlights
~~•~~Revenue was $526.9 million for the year ended December 31, 2022 compared to $271.9 million for the year ended December 31, 2021, an increase of 94% year-over-year.
~~•~~Gross margin was 78% for the year ended December 31, 2022 compared to 75% for the year ended December 31, 2021.

•Net loss was $(65.7) million for the year ended December 31, 2022 compared to $(107.7) million for the year ended December 31, 2021.
~~•~~Adjusted EBITDA was $(15.8) million for the year ended December 31, 2022 compared to $(30.1) million for the year ended December 31, 2021.

A reconciliation of Adjusted EBITDA, a non-GAAP measure, to net loss, its most comparable financial measure under generally accepted accounting principles in the United States (“U.S. GAAP”), has been provided in this press release in the accompanying tables. Additional information about Adjusted EBITDA is also included below under the heading “Non-GAAP Financial Measures”.

2023 Financial Outlook

Hims & Hers is providing the following 2023 guidance:

For the first quarter 2023, we expect:
•Revenue of $175 million to $180 million.
•Adjusted EBITDA of $3 million to $6 million, reflecting an Adjusted EBITDA margin of 2% to 3%.

For the full year 2023, we expect:
•Revenue of $735 million to $755 million.
•Adjusted EBITDA of $20 million to $30 million, reflecting an Adjusted EBITDA margin of 3% to 4%.

2025 Financial Targets

Hims & Hers has demonstrated a consistent track record of execution driven by the strength of its business model and operational excellence, which is fueling strong top line growth and Adjusted EBITDA profitability. Given its large market opportunity and growing customer demand, the Company is providing financial targets for the full year 2025, which include:
•Revenue of at least $1.2 billion.
•Adjusted EBITDA of at least $100 million.

The guidance and targets provided above constitute forward-looking statements and actual results may differ materially. Refer to the “Cautionary Note Regarding Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled forward-looking Adjusted EBITDA to its most directly comparable U.S. GAAP measure, net loss, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net loss. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call

Hims & Hers will host a conference call to review the fourth quarter and full year 2022 results on February 27, 2023, at 5:00 p.m. ET. The conference call can be accessed by dialing +1 (888) 510-2630 for U.S. participants and +1 (646) 960-0137 for international participants, and referencing conference ID #1704296. A live audio webcast will be available online at https://investors.forhims.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at the same link.

About Hims & Hers Health, Inc.

Hims & Hers is the leading health and wellness platform on a mission to help the world feel great through the power of better health.

We believe how you feel in your body and mind transforms how you show up in life. That’s why we’re building a future where nothing stands in the way of harnessing this power. Hims & Hers normalizes health & wellness challenges—and innovates on their solutions—to make feeling happy and healthy easy to achieve. No two people are the same, so the Company provides access to personalized care designed for results.

For more information, please visit https://investors.forhims.com/.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believe,” “estimate,” “anticipate,” “expect,” “assume,” “imply,” “intend,” “plan,” “may,” “will,” “potential,” “project,” “predict,” “continue,” “could,” or “should,” or, in each case, their plural, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our financial outlook and guidance, including our mission to drive top-line growth and profitability and our ability to attain our long-term financial targets; our expected future financial and business performance, including with respect to the Hims & Hers platform, our marketing campaigns, our market opportunity, investments in innovation, and our infrastructure, and the underlying assumptions with respect to the foregoing; statements relating to events and trends relevant to us, including with respect to our financial condition, results of operations, short- and long-term business operations, objectives, and financial needs; expectations regarding our mobile applications, market acceptance, user experience, customer retention, our ability to invest and generate a return on any such investment, customer acquisition costs, operating efficiencies, the success of our business model, our ability to scale our business, the growth of certain of our categories and the impact of our acquisitions, our ability to expand the scope of our offerings and experiences, and our ability to comply with the extensive, complex and evolving regulatory requirements applicable to our business, including without limitation state and federal healthcare, privacy and consumer product quality laws and regulations. These statements are based on management’s current expectations, but actual results may differ materially due to various factors.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the “Risk Factors” section of each of our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and any of our subsequent filings with the Securities and Exchange Commission (the “Commission”).

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in reports we have filed or will file with the Commission, including our most recently filed Annual Report on Form 10-K, our most recently filed Quarterly Report on Form 10-Q, and any of our subsequent filings with the Commission. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in such reports, those results or developments may not be indicative of results or developments in subsequent periods.

Key Business Metrics

As our business grows and evolves, we continually and strategically review our key metrics. Beginning with our 2022 Annual Report on Form 10-K, we commenced reporting “Subscribers” and “Monthly Online Revenue Per Average Subscriber” as additional key business metrics (as defined below). As a result of broadening the number of health and wellness categories the Company serves, we believe it is important to measure the holistic relationship that we have with our customers. Additionally, the recurring nature of our revenue necessitates the need for metrics that provide greater visibility into both the breadth and engagement of users on our platform. We believe Subscribers represent a more accurate reflection of the number of distinct users that we have on our platform relative to the number of subscriptions, and beginning with the three months ending March 31, 2023, we anticipate no longer reporting “Subscriptions” as a key business metric. Monthly Online Revenue per Average Subscriber reflects how users’ engagement with products across our platform is evolving. These changes are intended to better align our key business metrics with our internal priorities and business plans.

“Online Revenue” represents the sales of products and services on our platform, net of refunds, credits, and chargebacks, and includes revenue recognition adjustments recorded pursuant to U.S. GAAP, primarily relating to deferred revenue and returns reserve. Online Revenue is generated by selling directly to consumers through our websites and mobile applications. Our Online Revenue consists of products and services purchased by customers directly through our online platform. The majority of our Online Revenue is subscription-based, where customers agree to be billed on a recurring basis to have products and services automatically delivered to them.

“Wholesale Revenue” represents non-prescription product sales to retailers through wholesale purchasing agreements. We sell only non-prescription products to wholesale partners. In addition to being revenue generative and profitable, wholesale partnerships have the added benefit of generating brand awareness with new customers in physical environments.

“Subscribers” are customers who have one or more Subscriptions pursuant to which they have agreed to be automatically billed on a recurring basis at a defined cadence.

“Monthly Online Revenue per Average Subscriber” is defined as Online Revenue divided by “Average Subscribers”, which amount is then further divided by the number of months in a period. “Average Subscribers” are calculated as the sum of the Subscribers at the beginning and end of a given period divided by 2.

“Subscriptions” are defined as the number of customer agreements where the customer has agreed to be automatically billed on a recurring basis at a defined cadence. The billing cadence is typically defined as a number of months (for example, billed every month or every three months). Subscriptions are excluded from our reporting when payment has not occurred at the contracted billing cadence. Subscription billing is preferred by many of our customers because most of the products and services we make available are most effective when taken consistently and continuously. Customers can cancel subscriptions in between billing periods to stop receiving additional products and services and can reactivate subscriptions to continue receiving additional products and services. Subscriptions are sometimes also referred to by us as “subscription memberships” or “memberships.”

“Net Orders” are defined as the number of online customer orders minus transactions related to refunds, credits, chargebacks, and other negative adjustments. Net Orders represent transactions made on our platform during a defined period of time and exclude revenue recognition adjustments recorded pursuant to U.S. GAAP.

Average Order Value (“AOV”) is defined as Online Revenue divided by Net Orders (each as defined above).

CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data, Unaudited)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$46,772	$71,784
Short-term investments	132,853	175,490
Inventory	21,562	13,558
Prepaid expenses and other current assets	15,408	9,073
Total current assets	216,595	269,905
Restricted cash	856	856
Goodwill	110,881	110,881
Intangibles, net	21,841	25,890
Operating lease right-of-use assets	4,936	5,111
Other long-term assets	11,232	7,942
Total assets	$366,341	$420,585
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$32,363	$19,640
Accrued liabilities	12,448	12,194
Deferred revenue	1,472	3,188
Earn-out payable	—	42,834
Operating lease liabilities	1,658	1,365
Total current liabilities	47,941	79,221
Operating lease liabilities	3,649	4,117
Earn-out liabilities	2,975	1,999
Other long-term liabilities	35	629
Total liabilities	54,600	85,966
Commitments and contingencies
Stockholders' equity:
Common stock – Class A shares, par value $0.0001, 2,750,000,000 shares authorized and 200,051,689 and 196,414,363 shares issued and outstanding as of December 31, 2022 and 2021, respectively; Class V shares, par value $0.0001, 10,000,000 shares authorized and 8,377,623 shares issued and outstanding as of December 31, 2022 and 2021	21	20
Additional paid-in capital	656,626	613,687
Accumulated other comprehensive loss	(277)	(137)
Accumulated deficit	(344,629)	(278,951)
Total stockholders' equity	311,741	334,619
Total liabilities and stockholders' equity	$366,341	$420,585

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(In Thousands, Except Share and Per Share Data, Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Revenue	$167,203	$84,699	$526,916	$271,878
Cost of revenue	34,866	22,601	118,194	67,384
Gross profit	132,337	62,098	408,722	204,494
Gross margin %	79%	73%	78%	75%
Operating expenses:(1)
Marketing	85,542	42,707	272,587	135,902
Operations and support	22,521	13,845	77,403	47,593
Technology and development	8,311	5,572	29,237	22,379
General and administrative	27,568	21,539	98,192	113,662
Total operating expenses	143,942	83,663	477,419	319,536
Loss from operations	(11,605)	(21,565)	(68,697)	(115,042)
Other income (expense):
Change in fair value of liabilities	(942)	(9,808)	70	3,802
Other income, net	1,519	125	2,918	445
Total other income (expense), net	577	(9,683)	2,988	4,247
Loss before income taxes	(11,028)	(31,248)	(65,709)	(110,795)
Benefit from income taxes	121	87	31	3,136
Net loss	(10,907)	(31,161)	(65,678)	(107,659)
Other comprehensive income (loss)	185	(85)	(140)	(126)
Total comprehensive loss	$(10,722)	$(31,246)	$(65,818)	$(107,785)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.05)	$(0.15)	$(0.32)	$(0.58)
Weighted average shares outstanding:
Basic and diluted	206,140,283	201,363,338	204,516,120	186,781,537
______________
(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Marketing	$1,512	$4,718	$4,648	$9,664
Operations and support	836	302	2,684	2,735
Technology and development	1,328	989	4,327	4,481
General and administrative	8,674	5,943	31,158	50,331
Total stock-based compensation expense	$12,350	$11,952	$42,817	$67,211

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands, Unaudited)

	Year Ended December 31,
	2022	2021
Operating activities
Net loss	$(65,678)	$(107,659)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,474	4,075
Stock-based compensation	42,817	67,211
Change in fair value of liabilities	(70)	(3,802)
Warrant expense in connection with Merger	—	154
Amortization of debt issuance costs	—	144
Net amortization on securities	146	2,166
Benefit for deferred taxes	(594)	(3,388)
Impairment of long-lived assets	1,127	—
Non-cash operating lease cost	1,605	1,510
Non-cash acquisition-related costs	837	1,182
Non-cash other	—	540
Changes in operating assets and liabilities:
Inventory	(8,004)	(9,628)
Prepaid expenses and other current assets	(6,335)	3,200
Other long-term assets	17	(58)
Accounts payable	12,723	9,853
Accrued liabilities	909	197
Deferred revenue	(1,716)	1,412
Operating lease liabilities	(1,605)	(1,521)
Earn-out payable	(10,184)	—
Net cash used in operating activities	(26,531)	(34,412)
Investing activities
Purchases of investments	(187,700)	(266,633)
Maturities of investments	194,259	158,375
Proceeds from sales of investments	35,846	3,465
Investment in website and mobile application development and internal-use software	(4,533)	(4,175)
Purchases of property, equipment, and intangible assets	(2,714)	(832)
Deferred consideration paid for acquisitions	(459)	—
Acquisition of businesses, net of cash acquired	—	(46,468)
Net cash provided by (used in) investing activities	34,699	(156,268)
Financing activities
Pre-closing stock repurchase	—	(22,027)
Proceeds from issuance of common stock upon Merger	—	197,686
Proceeds from PIPE	—	75,000
Payments for transaction costs related to securities issuances	—	(12,851)
Proceeds from repayment of promissory notes associated with vested and unvested shares	—	1,193
Proceeds from exercise of Class A common stock warrants, net of redemption payments	—	787
Proceeds from exercise of vested and unvested stock options, net of repurchases and cancelations	2,246	1,253
Payments for taxes related to net share settlement of equity awards	(3,901)	(5,998)
Payments for earn-out consideration for acquisitions	(32,650)	—
Proceeds from employee stock purchase plan	1,178	—
Net cash (used in) provided by financing activities	(33,127)	235,043
Foreign currency effect on cash and cash equivalents	(53)	(73)
(Decrease) increase in cash, cash equivalents, and restricted cash	(25,012)	44,290
Cash, cash equivalents, and restricted cash at beginning of period	72,640	28,350
Cash, cash equivalents, and restricted cash at end of period	$47,628	$72,640
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$46,772	$71,784
Restricted cash	856	856
Total cash, cash equivalents, and restricted cash	$47,628	$72,640
Supplemental disclosures of cash flow information
Cash paid for taxes	$636	$338
Non-cash investing and financing activities
Recapitalization of redeemable convertible preferred stock from pre-closing stock repurchase	—	125
Conversion of redeemable convertible preferred stock to common stock	—	249,837
Assumption of Merger warrants liability	—	51,814
Redemption/exercise of Class A common stock warrants	—	37,834
Conversion of Series D preferred stock warrants to Class A common warrants	—	1,160
Right-of-use asset obtained in exchange for lease liability	1,206	—
Vesting of early-exercised stock options, net of cancelations	197	227
Common stock issued, contingent consideration, and liabilities assumed in acquisition of businesses	—	99,958

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. GAAP, we present Adjusted EBITDA (which is a non-GAAP financial measure), and Adjusted EBITDA margin (which is a non-GAAP ratio), each as defined below. We use Adjusted EBITDA and Adjusted EBITDA margin to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA and Adjusted EBITDA margin, when taken together with the corresponding U.S. GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA and Adjusted EBITDA margin to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that the use of Adjusted EBITDA and Adjusted EBITDA margin is helpful to our investors as they are used by management in assessing the health of our business and our operating performance.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures or ratios differently or may use other financial measures or ratios to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA or Adjusted EBITDA margin as tools for comparison. Reconciliations are provided below to the most directly comparable financial measures stated in accordance with U.S. GAAP. Investors are encouraged to review our U.S. GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. “Adjusted EBITDA” is defined as net loss before stock-based compensation, depreciation and amortization, acquisition-related costs (which includes (i) acquisition professional services; and (ii) consideration paid for employee compensation with vesting requirements incurred directly as a result of acquisitions, inclusive of revaluation of earn-out consideration recorded in general and administrative expenses), impairment of long-lived assets, income taxes, change in fair value of liabilities, net interest, one-time bonuses and warrant expense in connection with the combination of Hims, Inc. (“Hims”) and Oaktree Acquisition Corp. (“OAC”), with Hims continuing as the surviving entity and as a wholly-owned subsidiary of OAC, which changed its name to Hims & Hers Health, Inc. (the “Merger”), and amortization of debt issuance costs. “Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by revenue.

Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. We compensate for these limitations by providing specific information regarding the U.S. GAAP items excluded from Adjusted EBITDA. When evaluating our performance, you should consider Adjusted EBITDA in addition to, and not a substitute for, other financial performance measures, including our net loss and other U.S. GAAP results.

Net Loss to Adjusted EBITDA Reconciliation
(In Thousands, Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021

Revenue	$167,203	$84,699	$526,916	$271,878

Net loss	(10,907)	(31,161)	(65,678)	(107,659)
Stock-based compensation	12,350	11,952	42,817	67,211
Depreciation and amortization	2,010	1,630	7,474	4,075
Acquisition-related costs	1,117	891	1,192	8,105
Impairment of long-lived assets	—	—	1,127	—
(Benefit) provision for income taxes	(121)	(87)	(31)	(3,136)
Change in fair value of liabilities	942	9,808	(70)	(3,802)
Interest (income) / expense, net	(1,472)	(92)	(2,610)	(390)
Merger bonuses	—	—	—	5,219
Warrant expense in connection with Merger	—	—	—	154
Amortization of debt issuance costs	—	—	—	144
Adjusted EBITDA	$3,919	$(7,059)	$(15,779)	$(30,079)

Net loss as a % of revenue	(7)%	(37)%	(12)%	(40)%
Adjusted EBITDA margin	2%	(8)%	(3)%	(11)%

Contacts:
Investor Relations
Alice Lopatto
Investors@forhims.com

Media Relations
Press@forhims.com